Exhibit 99.1

VALOR LATITUDE ACQUISITION CORP.

BALANCE SHEET

MAY 6, 2021

		Pro Forma
	May 6, 2021	Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Cash	$1,961,865	$-	(b)	$1,961,865
Prepaid expenses	25,107	-		25,107
Total current assets	1,986,972	-		1,986,972
Cash held in trust account	200,000,000	30,000,000	(a)	230,000,000
		(600,000)	(b)
		600,000	(e)
Total Assets	$201,986,972	$30,000,000		$231,986,972

Liabilities and Shareholders’ Equity
Accrued offering costs and expenses	355,239	-		355,239
Advances from related party	14,909			14,909
Due to related party – promissory note	60,093	-		60,093
Total Current Liabilities	430,241	-		430,241
Warrant Liability	14,284,733	1,338,723	(f)	16,159,447
		535,991	(g)
Deferred underwriters’ discount	7,000,000	1,050,000	(c)	8,050,000
Total Liabilities	21,714,974	2,924,714		24,639,688

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 17,527,199 and 20,234,728 shares at redemption value, respectively	175,271,990	27,075,290	(d)	202,347,280

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,472,801 and 2,765,272 shares issued and outstanding (excluding 17,527,199 and 20,234,728 shares subject to possible redemption, respectively)	247	300	(a)	276
		(271)	(d)

Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 and 5,750,000 shares issued and outstanding, respectively	575			575

Additional paid-in capital	5,527,456	29,999,700	(a)	5,554,197
		(600,000)	(b)
		(1,050,000)	(c)
		(27,075,019)	(d)
		600,000	(e)
		(1,338,723)	(f)
		(535,991)	(g)
		26,774	(h)
Accumulated deficit	(528,270)	(26,774)		(555,044)
Total Shareholders’ Equity	5,000,008	(4)		5,000,004

Total Liabilities and Shareholders’ Equity	$201,986,972	$30,000,000		$231,986,972

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Valor Latitude Acquisition Corp. (the “Company”) as of May 6, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on May 11, 2021 as described below.

The Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Barclays Capital Inc. (the “Underwriters”), pursuant to which the Company agreed to issue and sell 20,000,000 units (the “Units”), with each Unit consisting of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant (“Warrant”), each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, to the Underwriters in its initial public offering (“IPO”). On May 6, 2021, the Company consummated the IPO. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 45-day option from the date of the Underwriting Agreement to purchase up to 3,000,000 additional Units to cover over-allotments, if any (the “Over-allotment Option”). On May 7, 2021, the Underwriters fully exercised the Over-allotment Option to purchase as additional 3,000,000 units (the “Option Units”). Each Option Unit consists of one Class A Ordinary Share and one-third of one Warrant. On May 11, 2021, the Company completed the sale of the Option Units to Underwriters for net proceeds of approximately $29,400,000 in the aggregate after deducting the underwriter discount (the “Option Unit Proceeds”).

Simultaneously with the issuance and sale of the Option Units, the Company consummated the private placement with Valor Latitude LLC (the “Sponsor”) and Phoenix SPAC Holdco (“Phoenix”) of an aggregate of 400,000 warrants to purchase Class A Ordinary Shares for $1.50 per warrant in a private placement with each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment (the “Additional Private Placement Warrants”), generating total proceeds of $600,000 (the “Private Placement Proceeds” and, together with the Option Unit Proceeds, the “Proceeds”). The Additional Private Placement Warrants are identical to the warrants sold as part of the Units in the IPO except that, so long as they are held by the Sponsor, Phoenix or their respective permitted transferees: (1) they will not be redeemable by the Company; (2) they (including the Class A Ordinary Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Class A Ordinary Shares issuable upon exercise of these warrants) are entitled to registration rights. The Additional Private Placement Warrants have been issued pursuant to that certain Private Placement Warrants Purchase Agreement, dated May 3, 2021, between the Company and the Sponsor, that certain Subscription Agreement, dated March 26, 2021, between the Company and Phoenix, and the Additional Private Placement Warrants are governed by that certain Warrant Agreement, dated May 3, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$30,000,000
	Class A ordinary shares		$300
	Additional paid-in capital		$29,999,700
	To record sale of 3,000,000 Overallotment Units at $10.00 per Unit

(b)	Additional paid-in capital	$600,000
	Trust		$600,000
	To record payment of cash underwriting fee

(c)	Additional paid-in capital $	1,050,000
	Deferred underwriters’ discount		$1,050,000
	To record additional Deferred underwriters’ fee arising from the sale of Overallotment Units

(d)	Class A ordinary shares	$271
	Additional paid-in capital	$27,075,019
	Class A ordinary shares subject to possible redemption		$27,075,290
To record Class A ordinary shares out of permanent equity into mezzanine redeemable shares
(e)	Trust	$600,000
	Additional paid-in capital		$600,000
	To record sale of 400,000 Private Placement Warrants at $1.50 per Warrant

(f)	Additional paid-in capital	$1,338,723
	Warrant liability		$1,338,723
	To record warrant liability for the Public Warrants

(g)	Additional paid-in capital $	535,991
	Warrant liability		$535,991
	To record warrant liability for the Private Warrants

(h)	Transaction costs	$26,774
	Additional paid-in capital		$(26,774)
	To reclass transaction cost from equity